UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In July 2008, we had offered Michael W. Levin, our Chief Executive Officer and President, a new employment arrangement for fiscal 2009 and 2010. On November 7, 2008, we executed the definitive version of an employment agreement with Mr. Levin. Mr. Levin’s prior employment agreement that began as of July 1, 2003 had expired in June 2008.

The 2008 employment agreement is for a two year term ending June 30, 2010 and provides for a base annual salary of $250,000, which is the same salary rate he received in fiscal 2008. The agreement also provides that the Board of Directors may provide for a greater annual salary, and Mr. Levin may be entitled to an annual performance bonus or other bonus as the Board may determine. Under the 2008 employment agreement, he is also entitled to receive the following benefits, which he was also entitled to under the 2003 employment agreement:

• death benefits of $100,000;
• a fifteen-year term life insurance policy for $2,000,000, for which Mr. Levin has the right to maintain at his own expense after the term of employment, if not renewed, expires;
• the use of an automobile, the costs of which, including maintenance, repairs, and insurance, are paid for by us;
• reimbursement for reasonable travel and other business related expenses;
• six weeks vacation;
• medical and dental insurance; and
• participation in any employee plan, perquisite and other benefits made available to Media Sciences’ employees or management in general.

The agreement provides for termination for cause, and for payment of severance in the event of early termination due to disability, involuntary termination for “good reason”, as such term is defined in the employment agreement, or other termination without cause in the amount of $290,000 if the employment is terminated on or before June 30, 2009, and if the employment is terminated after June 30, 2009, in an amount equal to one year of his base salary. In each case, payment is due, subject to a six month delay, within two weeks of termination.

Mr. Levin has the right to terminate his employment if we undergo a “change of control” within the meaning of Treasury Regulations Section 1.409A-3(i)(5). If Mr. Levin elects to terminate his employment, he is entitled to a lump sum payment of $540,000 upon a change in control on or before June 30, 2009, and, if a change in control occurs after June 30, 2009, he is entitled a lump sum payment of 200% of his “base amount”, as defined in §280G(3) of the Internal Revenue Code. In each case, payment is due, subject to a six month delay, within one month of termination. Payment for reason of change of control is in lieu of payment of severance. We also agreed to indemnify Mr. Levin, on an after-tax basis, for excise taxes.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1*	Employment Agreement with Michael Levin

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: November 12, 2008	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer

3